As filed with the U.S. Securities and Exchange Commission October 10, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Polestar Automotive Holding UK PLC

(Exact name of Registrant as specified in its Charter)

England and Wales	3711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Thomas Ingenlath

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Polestar Automotive Holding USA Inc.

777 MacArthur Blvd.

Mahwah, NY 07430

(949) 735-1834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

David A. Brown

Bhanu Mathur

Alston & Bird LLP

950 F St. NW 20004

Washington, D.C.

Tel. No.: (202) 239-3300

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term ‘‘new or revised financial accounting standard’’ refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2023

PROSPECTUS

$1,000,000,000

Ordinary Shares

American Depositary Shares

Preferred Stock

Warrants

Rights

Units

This prospectus will allow us to offer and sell from time to time at prices and on terms to be determined at or prior to the time of one or more offerings, up to $1,000,000,000 of any combination, together or separately, of Class A Shares, Class A ADSs, Class C-1 Shares, Class C-1 ADSs, preferred stock, warrants, units, or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should carefully read this prospectus, any amendment, any prospectus supplement, and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our Class A ADSs are listed on the Nasdaq, under the trading symbol “PSNY”. On October 9, 2023, the closing price for our Class A ADSs on Nasdaq was $2.69. Our Class C-1 ADSs are listed on Nasdaq, under the trading symbol “PSNYW”. On October 9, 2023, the closing price for our Class C-1 ADSs on Nasdaq was $0.4018. We also have issued and outstanding Class C-2 ADSs representing Class C-2 Shares, which are not traded on a securities exchange.

We may offer and sell our securities in one offering or in separate offerings, to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. We are also a “controlled company” as defined under Nasdaq listing rules and, as such, may elect not to comply with certain corporate governance requirements. See “Prospectus Summary—Foreign Private Issuer” and “Prospectus Summary—Controlled Company.”

Neither the U.S. Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $1,000,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus, and information incorporated by reference herein, includes important information about us, the securities being offered by us and other information you should know before investing. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should read this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities covered by this prospectus in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the U.S. or to permit the possession or distribution of this prospectus outside the U.S. Any persons outside the U.S. who come into possession of this prospectus must inform themselves of and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the U.S.

We may offer and sell the securities directly to purchasers, through agents, to or through underwriters or dealers or any other method permitted pursuant to applicable law. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters (if applicable) or dealers involved in the sale of securities. See “Plan of Distribution.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Polestar,” “the company,” “we,” “us” and “our” refer to Polestar Automotive Holding UK PLC and its subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

The financial statements of Polestar Automotive Holding UK PLC (formerly known as Polestar Automotive Holding UK Limited) incorporated in this prospectus by reference were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are denominated in U.S. dollars.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus includes, and information incorporated by reference herein may include, trademarks, trade names and service marks, certain of which belong to Polestar or Polestar’s affiliates and others that are the property of other organizations. The Polestar logo and other trademarks or service marks of Polestar appearing or incorporated by reference in this prospectus are the property of Polestar. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus, or that may be incorporated by reference herein, appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that Polestar or its affiliates will not assert its or their rights or that the applicable owner will not assert its rights to these trademarks, trade names and service marks to the fullest extent under applicable law. Polestar does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of Polestar by, these other parties.

CURRENCY AND EXCHANGE RATES

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars and all references to “$” mean U.S. dollars. Certain monetary amounts described herein have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning Polestar’s industry, including Polestar’s general expectations and market position, market opportunity and market share, is based on information obtained from various independent sources and reports, as well as management estimates. Polestar has not independently verified the accuracy or completeness of any third-party information. While Polestar believes that the market data, industry forecasts and similar information included or incorporated by reference in this prospectus are generally reliable, such information is inherently imprecise. Forecasts and other forward-looking information obtained from third parties are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or that are incorporated by reference herein. In addition, assumptions and estimates of Polestar’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CERTAIN DEFINED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“2022 Annual Report” means the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

“ADR Facility” means the Company’s facilities for the deposit of ADRs established with the depositary.

“ADS” means Class A ADSs and Class C ADSs.

“Board” means the board of directors of the company.

“Business Combination” means Polestar’s merger with GGI.

“Class” means the three classes of directors designated as “Class I”, “Class II”, “Class III”.

“Class A ADS” means Class A American Depositary Shares representing Class A Ordinary Shares.

“Class A Shares” means Class A ordinary shares of nominal value $0.01 each.

“Class B Shares” means Class B ordinary shares of nominal value $0.01 each.

“Class C ADS” means the Class C-1 ADS and Class C-2 ADS.

“Class C-1 ADS” means Class C-1 American Depositary Shares representing Class C-1 Ordinary Shares.

“Class C-2 ADS” means Class C-2 American Depositary Shares.

“Class C Shares” means the Class C-1 Shares and Class C-2 Shares.

“Class C-1 Shares” means Class C-1 ordinary shares of nominal value $0.10 each.

“Class C-2 Shares” means Class C-2 ordinary shares of nominal value $0.10 each.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act of 2006.

“Company” means Polestar Automotive Holding UK PLC.

“Deferred Shares” means Deferred Shares of nominal value of $0.01 each.

“DGCL” means the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934.

“Former Parent” means Polestar Automotive Holding Limited, a Hong Kong incorporated company, which is in the process of completing its voluntary liquidation that commenced on October 19, 2022.

“GBP Redeemable Preferred Shares” means GBP Redeemable Preferred Shares of nominal value GBP 1.00 each.

“Geely” means Zhejiang Geely Holding Group Company Limited.

“GGI” means Gores Guggenheim, Inc.

“IASB” means International Accounting Standards Board.

“IFRS” means International Financial Reporting Standards.

“Initial Directors” means the initial nine directors of the Company.

“IRS” means the U.S. Internal Revenue Service.

“Joint Venture” means the joint venture between a subsidiary of the Company and Hubei Xingji Meizu Group Co., Ltd.

“NASDAQ” means Nasdaq Stock Market LLC.

“Polestar Articles” means the Articles of Association of Polestar.

“Polestar Singapore” means Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore.

“Polestar Sweden” means Polestar Holding AB, a private limited liability company incorporated under the laws of Sweden.

“Securities Act” means the Securities Act of 1933.

“Treasury Regulations” means existing and proposed Treasury regulations promulgated under the Code.

“Volvo Cars” means Volvo Car AB (publ) and its subsidiaries.

“Volvo Cars Preference Subscription Shares” means the mandatory convertible preference shares of the Company purchased by Volvo Cars pursuant to a subscription agreement, dated September 27, 2021, as amended.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring to those documents; and

•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	the 2022 Annual Report filed with the SEC on April 14, 2023

•

our Reports on Form 6-K (excluding any information and/or exhibits identified therein as not being deemed “filed” for purposes of Section 18 of the Exchange Act) filed with the SEC on May 11, 2023; June 20, 2023; August  31, 2023 (financial results); and September 14, 2023; and

•	the description of the Company’s securities filed as Exhibit 2.11 to the 2022 Annual Report, and any amendment and report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information “furnished” and not filed with the SEC). Therefore, all Annual Reports on Form 20-F that we file with the SEC following the 2022 Annual Report and prior to the completion or termination of this offering, shall be incorporated by reference. We may also incorporate by reference any Reports on Form 6-K that we “furnish” to the SEC and in which we specifically identify information as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus.

You can obtain any of the filings, documents or information incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated therein and amendments to those reports, are also available free of charge on our website (https://www.polestar.com/us/) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to: Polestar Automotive Holding UK PLC, Assar Gabrielssons Väg 9, 405 31 Gothenburg, Sweden, +1 (949) 735 1834.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus on Form F-3 (including information incorporated by reference herein) includes statements that express Polestar’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act, which involve significant risks and uncertainties. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this Report and include statements regarding Polestar’s intentions, beliefs or current expectations concerning, among other things: results of operations; financial condition; liquidity; prospects; growth; strategies and the markets in which Polestar operates, including estimates and forecasts of financial and operational metrics, projections of market opportunity, market share and vehicle sales; expectations and timing related to commercial product launches, including the start of production and launch of any future products of Polestar, and the performance, range, autonomous driving and other features of the vehicles of Polestar; future market opportunities, including with respect to energy storage systems and automotive partnerships; future manufacturing capabilities and facilities; future sales channels and strategies; and future market launches and expansion.

Such forward-looking statements are based on available current market information and the current expectations of Polestar including beliefs and forecasts concerning future developments and the potential effects of such developments on Polestar. Factors that may impact such forward-looking statements include:

•	Polestar’s ability to maintain agreements or partnerships with its strategic partners, such as Volvo Cars, Geely or Xingji Meizu Group, and to develop new agreements or partnerships;

•

Polestar’s ability to maintain relationships with its existing suppliers, and source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships;

•

Polestar’s reliance on its partnerships with vehicle charging networks to provide charging solutions for its vehicles and its reliance on strategic partners for servicing its vehicles and their integrated software;

•

Polestar’s reliance on its partners, some of which may have limited experience with electric vehicles, to manufacture vehicles at a high volume or develop devices, products, apps, or operating systems for Polestar, and on the allocation of sufficient production capacity or resources to Polestar by its partners in order for Polestar to be able to increase its vehicle production capacities and product offerings;

•	delays in the development, design, manufacture, launch and financing of Polestar’s vehicles and Polestar’s reliance on a limited number of vehicle models to generate revenues;

•	competition, the ability of Polestar to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•	Polestar’s estimates of expenses and profitability; increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors;

•	risks related to product recalls, regulatory fines and/or an unexpectedly high volume of warranty claims;

•	the possibility that Polestar may be adversely affected by other economic, business, and/or competitive factors;

•	the effects of competition and the high barriers to entry in the automotive industry, and the pace and depth of electric vehicle adoption generally on Polestar’s future business;

•	changes in regulatory requirements, governmental incentives and fuel and energy prices;

•	changes in domestic and foreign business market, financial, political, and legal conditions;

•	the outcome of any legal proceedings that may be instituted against GGI or Polestar;

•	the ability to meet stock exchange listing standards;

•	risks associated with changes in applicable laws or regulations and with Polestar’s international operations;

•

Polestar’s ability to establish its brand and capture additional market share, and the risks associated with negative press or reputational harm, including from lithium-ion battery cells catching fire or venting smoke;

•	Polestar’s reliance on the development of vehicle charging networks to provide charging solutions for its vehicles and its strategic partners for servicing its vehicles and their integrated software;

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risks relating to the uncertainty of any projected financial information or operational results of Polestar, including underlying assumptions regarding expected development and launch timelines for Polestar’s carlines, manufacturing in the United States starting as planned, demand for Polestar’s vehicles or car sale volumes, revenue and margin development based on pricing, variant and market mix, cost reduction efficiencies, logistics and growing aftersales as the total Polestar fleet of cars and customer base grow;

•

delays in the design, development, manufacture, launch and financing of Polestar’s vehicles and other product offerings, and Polestar’s reliance on a limited number of vehicle models to generate revenues;

•	Polestar’s ability to continuously and rapidly innovate, develop and market new products;

•	The need to raise additional funds to support business growth;

•	risks related to future market adoption of Polestar’s offerings;

•	risks related to Polestar’s distribution model;

•	Polestar’s securities’ potential liquidity and trading; and

•

the impact of the global COVID-19 pandemic, inflation, interest rate changes, the ongoing conflict between Ukraine and Russia, supply chain disruptions and logistical constraints on Polestar, Polestar’s projected results of operations, financial performance, or other financial and operational metrics, or on any of the foregoing risks.

Nothing in this prospectus and the documents incorporated by reference herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Polestar assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section entitled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

Polestar is a pure play, premium electric performance car brand headquartered in Sweden, designing products engineered to excite consumers and drive change. Polestar is determined to improve society by accelerating the shift to sustainable mobility. Polestar believes that it defines market-leading standards in design, innovation, and sustainability.

Polestar was established as a premium electric car brand by Volvo Cars and Geely in 2017. The Company was incorporated under the laws of England and Wales as a company limited by shares on September 15, 2021 and was re-registered as a public limited company under the laws of England and Wales on May 5, 2022 in connection with its merger with GGI, described below. Polestar benefits from the technological, engineering and manufacturing capabilities of these established global car manufacturers. Polestar has an asset-light, highly scalable business model with immediate operating leverage. The combination of deep automotive expertise, paired with cutting-edge technologies and an agile, entrepreneurial culture, underpins Polestar’s differentiation, potential for growth and success.

On June 23, 2022, Polestar consummated the “Business Combination, pursuant to which GGI became a wholly owned subsidiary of the Company. At the Closing, the Company completed a reorganization, pursuant to which, among other things, Polestar Singapore, Polestar Sweden and their respective subsidiaries became wholly owned subsidiaries of the Company. Concurrently with the Closing, certain investors purchased Class A Shares in the form of Class A ADSs. A subsidiary of Volvo Cars purchased the Volvo Cars Preference Subscription Shares and certain warrants held by GGI were converted into the right to receive Class C ADSs.

The Company’s Class A ADSs and Class C-1 ADSs are listed on the Nasdaq, under the trading symbols “PSNY” and “PSNYW,” respectively.

Foreign Private Issuer

As a foreign private issuer, the Company is subject to different U.S. securities laws than domestic U.S. issuers. As long as the Company continues to qualify as a foreign private issuer under the Exchange Act, the Company is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

In addition, the Company is not required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and is not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Further, the Company is exempt from certain corporate governance requirements of Nasdaq by virtue of being a foreign private issuer. Although the foreign private issuer status exempts the Company from most of Nasdaq’s corporate governance requirements, the Company has decided to voluntarily comply with these requirements, except for the requirement to have a compensation committee and a nominating and corporate governance committee consisting entirely of independent directors.

Furthermore, Nasdaq rules also generally require each listed company to obtain shareholder approval prior to the issuance of securities in certain circumstances in connection with the acquisition of the stock or assets of another company, equity-based compensation of officers, directors, employees, or consultants, change of control and certain transactions other than a public offering. As a foreign private issuer, the Company is exempt from these requirements and may elect not to obtain shareholders’ approval prior to any further issuance of our Class A ADSs other than as may be required by the laws of England and Wales.

Subject to requirements under the Polestar Articles and Shareholder Acknowledgment Agreement that the Board be comprised of a majority of independent directors for the three years following the Closing, the Company may in the future elect to avail itself of these exemptions or to follow home country practices with regard to other matters. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

Controlled Company

By virtue of being a controlled company under Nasdaq listing rules, the Company may elect not to comply with certain Nasdaq corporate governance requirements, including that:

•

a majority of the board of directors consist of independent directors (however, pursuant to the Polestar Articles and Shareholder Acknowledgment Agreement, for the three years following the Closing, the Board must be comprised of a majority of independent directors);

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	there be an annual performance evaluation of the compensation and nominating and corporate governance committees.

Other than as specified above, the Company may in the future elect to avail itself of these exemptions. As a result, its shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

Risk Factors

An investment in securities of Polestar involves substantial risks and uncertainties that may adversely affect Polestar’s business, financial condition and results of operations and cash flows. Some of the more significant challenges and risks relating to an investment in Polestar include, among other things, the following:

•

Polestar’s operations rely heavily on a variety of agreements with its strategic partners, such as Volvo Cars, Geely and Xingji Meizu, including agreements related to research and development, intellectual property licensing, purchasing, manufacturing engineering and logistics, and Polestar may come to rely on other original equipment manufacturers, vendors, and technology providers. The interests of Polestar’s partners, providers or licensors may diverge from those of Polestar.

•

Polestar’s ability to produce vehicles and its future growth also depend upon its ability to maintain relationships with its existing suppliers and strategic partners, to source new suppliers for its critical components, and to complete building out its supply chain, while effectively managing the risks due to such relationships.

•

Polestar is dependent on strategic partners and suppliers, some of which are single-source suppliers, and the inability of these partners and suppliers to deliver necessary components of Polestar’s products on schedule and at prices, quality levels and volumes acceptable to Polestar, or Polestar’s inability to efficiently manage these components, could have a material and adverse effect on Polestar.

•

Polestar may be unable to grow its global product sales, delivery capabilities and its servicing and vehicle charging partnerships, or Polestar may be unable to accurately project and effectively manage its growth.

•

Polestar has experienced and may in the future experience significant delays in the design, development, manufacture, launch and financing of its vehicles and other product offerings, including devices, products, apps or operating systems developed by the Joint Venture, which could harm its business and prospects.

•	Increases in costs, disruption of supply or shortage of materials, in particular for lithium-ion cells or semiconductors, could harm Polestar’s business.

•	Polestar operates in an intensely competitive market, which is generally cyclical and volatile.

•	Polestar has incurred net losses each year since its inception and expects to incur increasing expenses and substantial losses for the foreseeable future.

•

Polestar’s independent registered public accounting firm has included an explanatory paragraph relating to Polestar’s ability to continue as a going concern in its report on Polestar’s financial statements incorporated by reference in this prospectus.

•	Polestar depends on revenue generated from a limited number of models and expects this to continue in the foreseeable future.

•

Delays in the timing of expected business milestones and commercial launches, including Polestar’s ability to mass produce its electric vehicles and/or complete and/or expand its manufacturing capabilities, could materially and adversely affect Polestar.

•

Polestar relies heavily on manufacturing facilities, partners, and suppliers, including single-source suppliers, based in China and its growth strategy will depend on growing its business in China, including by leveraging the Joint Venture.

•

The Chinese government may intervene in or influence Polestar’s and Polestar’s partners’ operations in China at any time, which could result in a material change in Polestar’s operations and ability to produce vehicles and significantly and adversely impact the value of Polestar’s securities.

•

Changes in Chinese policies, regulations and rules may be quick with little advance notice and the enforcement of laws of the Chinese government is uncertain and could have a significant impact upon Polestar’s and its partners’ ability to operate profitably.

•

Polestar and its subsidiaries (i) may not receive or maintain permissions or approvals from the Cyberspace Administration of China or other relevant authorities to operate in China, (ii) may inadvertently conclude that such permissions or approvals are not required or (iii) may be required to obtain new permissions or approvals in the future due to changes in applicable laws, regulations or interpretations related thereto.

•	Investors should not rely on outdated financial projections.

•	Polestar’s main distribution approach is different from the currently predominant distribution model for automakers, and its long-term viability is unproven.

•	Polestar’s vehicles make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

•

Polestar’s ability to generate meaningful product revenue will depend on consumer adoption of electric vehicles. If the pace and depth of electric vehicle adoption develops more slowly than Polestar expects, its revenue may decline or fail to grow, and Polestar may be materially and adversely affected.

•

Polestar is subject to evolving laws, regulations, standards, policies, and contractual obligations related to data privacy, security, and consumer protection, and any actual or perceived failure to comply with such obligations could harm Polestar’s reputation and brand, subject Polestar to significant fines and liability, or otherwise adversely affect its business.

•	Polestar has undertaken, and in the future may choose to or be compelled to undertake, product recalls or to take other actions that could result in litigation.

•	Much of the intellectual property pertaining to Polestar’s vehicles is owned by Volvo Cars and Geely and licensed, in some cases on a non-exclusive basis, to Polestar.

•	Polestar will require additional capital to support business growth, and this capital might not be available on commercially reasonable terms, or at all.

•	Polestar’s financial results may vary significantly from period to period due to fluctuations in its operating costs, product demand and other factors.

•	If Polestar’s performance does not meet the expectations of investors, stockholders or financial analysts, the market price of the ADSs may decline.

•	Polestar is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, it is exempt from certain provisions applicable to United States domestic public companies.

•

As Polestar is a foreign private issuer and follows certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

•	Polestar may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.

•	Polestar has identified material weaknesses in its internal control over financial reporting.

Our Corporate Information

The Company was incorporated under the laws of England and Wales as a company limited by shares on September 15, 2021, and was re-registered as a public limited company under the laws of England and Wales in connection with the Business Combination. The Company’s registered office in England is The Pavilions, Bridgwater Road, Bristol, England, BS13 8AE. The address of the principal executive office of the Company is Assar Gabrielssons Väg 9 405 31 Göteborg, Sweden, and the telephone number of the Company is (949) 735-1834.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is http://www.sec.gov. The Company’s principal website address is https://www.polestar.com/us/. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including: (i) the 2022 Annual Report; and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or in any free writing prospectus that we may authorize to be provided to you in connection with a specific offering, we intend to use any net proceeds from the sale of securities under this prospectus to fund general corporate activities, including, but not limited to, working capital, capital expenditures, research and development and investments. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The following describes our issued share capital, summarizes the material provisions of our articles of association and highlights certain differences in corporate law in England and Delaware.

Set forth below is a summary of certain information concerning the Company’s share capital as well as a description of certain provisions of the Polestar Articles and relevant provisions of the Companies Act. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of English law and our articles of association, a copy of which is incorporated by reference from Exhibit 1.1 to our Annual Report on Form 20-F, filed with the Securities and Exchange Commission. Further, please note that holders of ADSs (see section entitled “Description of American Depositary Shares”) will not be treated as one of the Company’s shareholders and will not have any shareholder rights.

On September 15, 2021, the Company was incorporated under the laws of England and Wales as Polestar Automotive Holding UK Limited, with nominal assets and liabilities for the purpose of becoming the ultimate holding company for Polestar and consummating the Business Combination. The Company has re-registered as a public limited company under the laws of England and Wales with the name “Polestar Automotive Holding UK PLC” in connection with the Business Combination.

The total number of shares of all classes of shares which the Company is authorized to issue is 6,861,249,349 shares, consisting of (a) 5,000,000,000 Class A Shares, (b) 1,777,366,739 Class B Shares, (c) 16,000,000 Class C-1 Shares, (d) 9,000,000 Class C-2 Shares, (e) 58,882,610 Volvo Cars Preference Subscription Shares, and (f) 50,000 GBP Redeemable Preferred Shares. In addition, Class A Shares and Deferred Shares may be created upon conversion of Class C Shares and Volvo Cars Preference Subscription Shares without any requirement for further authorization.

As of September 30, 2023, the issued share capital of Polestar Automotive Holding UK PLC comprised of 467,945,958 Class A Shares in the form of Class A ADSs, 1,642,233,575 Class B Shares in the form of Class B ADSs, 20,499,965 Class C-1 Shares in the form of Class C-1 ADSs, 4,500,000 Class C-2 Shares in the form of Class C-2 ADSs, 50,000 GPB Redeemable Preferred Shares and zero Volvo Cars Preference Subscription Shares.

Description of Company Share Capital and Polestar Articles

Company Securities

Dividend Rights

Subject to the provisions of English law and any preferences that may apply to shares outstanding at the time, holders of outstanding Class A Shares, Class B Shares and Volvo Cars Preference Subscription Shares are entitled to receive dividends out of assets legally available at the times and in the amounts as the Board may determine from time to time.

Any dividends (or other distribution) paid by the Company shall be applied among the holders of outstanding Class A Shares and Class B Shares pro rata to the number of such shares respectively held by them. For the avoidance of doubt, the Class C Shares, the GBP Redeemable Preferred Shares and the Deferred Shares shall not entitle their holders to participate in any dividends or other distributions.

The Volvo Cars Preference Subscription Shares shall not entitle any holder to preferred dividends or accruals except that the holders of Volvo Cars Preference Subscription Shares shall participate in dividends or other distributions on the Class A Shares as if such Preference Shares had been converted into Class A Shares in accordance with the Polestar Articles.

The Board may deduct from any dividend in respect of a share all such sums as may be due from him or her to the Company on account of calls or otherwise in relation to the shares of the Company. Sums so deducted can be used to pay amounts owing to the Company in respect of the shares. Any dividend unclaimed after a period of 12 years from the date such dividend was declared shall, if the Board so resolves, be forfeited and shall revert to the Company. In addition, the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of shares into a separate account shall not constitute the Company as a trustee in respect thereof.

We have never declared or paid any cash dividend on our Class A ADSs. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Class A ADSs would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that the Board may deem relevant.

Voting Rights

Each outstanding Class A Share is entitled to one vote on all matters submitted to a vote of shareholders, each outstanding Class B Share is entitled to 10 votes on all matters submitted to a vote of shareholders and each outstanding Class C Share is entitled to one vote on all matters submitted to a vote of shareholders. Volvo Cars Preference Subscription Shares, Deferred Shares and GBP Redeemable Preferred Shares carry no voting rights and do not entitle their holders to receive notice of, to attend, to speak or to vote at any general meeting of the Company. Holders of Company securities shall have no cumulative voting rights. None of the Company’s shareholders will be entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid.

Preemptive Rights

There are no rights of preemption under the Polestar Articles in respect of transfers of issued shares. In certain circumstances, Company shareholders may have statutory preemption rights under the Companies Act in respect of the allotment of new shares. These statutory preemption rights would require the Company to offer new equity securities (which includes ordinary shares but excludes most forms of preferred shares) for allotment to existing ordinary shareholders (including holders of Class A Shares and Class B Shares) on a pro rata basis before allotting them to other persons, unless shareholders dis-apply such rights by a special resolution for a period of not more than five years at a shareholders’ meeting. These preemption rights will be dis-applied in respect of Company securities and the Company intends to propose equivalent resolutions in the future once the initial period of dis-application has expired. In any circumstance where the preemption rights have not been dis-applied, the procedure for the exercise of such statutory preemption rights would be set out in the documentation by which such equity securities would be offered to Company shareholders.

Conversion or Redemption Rights

The Class A Shares are not convertible or redeemable, provided that the Board has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine. The conversion and redemption features of the Class C Shares are described below under “Class C Shares.”

Each Class B Share is convertible into one Class A Share at any time at the option of the holder of such Class B Share. The right to convert such Class B Shares into Class A Shares will be exercisable by the holder of the Class B Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Shares into Class A Shares. In no event shall Class A Shares be convertible into Class B Shares. Any conversion of a Class B Share into a Class A Share shall be effected by means of the re-designation of each relevant Class B Share as a Class A Share or by such other method as may be approved by the Board.

Each Volvo Cars Preference Subscription Shares shall convert into one Class A Share (credited as fully paid) in the form of a Class A ADS, provided that:

a)

the maximum number of Class A Shares to be issued on conversion shall be the maximum number that can be issued so that Volvo Cars (alone or taken together with all other legal entities that, directly or indirectly, are controlled by Geely (“Geely Group”)) after such conversion holds, whether directly or indirectly through depositary shares and/or receipts, less than 50% of the aggregate voting rights attaching to the Shares; or

b)

no conversion of a Volvo Cars Preference Subscription Shares shall occur in circumstances which would give rise to an obligation on Volvo or any member of the Geely Group to make a mandatory offer under any applicable law or regulation to acquire all of the Class A Shares not already held by Volvo or the Geely Group, save with the prior written consent of Volvo or a member of the Geely Group.

Subject to the provisions of the Companies Act, Polestar shall be entitled, at any time, to serve notice on all or some of the holders of the GBP Redeemable Preferred Shares that it wishes to redeem all or some of the GBP Redeemable Preferred Shares in issue at that time on the date falling 14 days after service of such notice (or on such other date as may be agreed between Polestar and the holders of the relevant GBP Redeemable Preferred Shares).

Liquidation Rights

On a return of assets on liquidation or otherwise, the assets of Polestar remaining after payment of its debts and liabilities and available for distribution to holders of Class A Shares, Class B Shares, Class C Shares, Volvo Cars Preference Subscription Shares, Deferred Shares and GBP Redeemable Preferred Shares will be applied in the following manner and order of priority:

(1)

first, to the holders of the Volvo Cars Preference Subscription Shares (pro rata and pari passu) an amount equal to the initial liquidation preference of $588,826,100 less the aggregate subscription price of any Volvo Cars Preference Subscription Shares that have been converted into Class A Shares;

(2)	second, to the holders of the GBP Redeemable Preferred Shares an amount equal to the nominal value of such shares;

(3)	third:

a.

to the holders of the Class A Shares and Class B Shares pro rata to the number of Class A Shares and Class B Shares respectively held by them up to an amount of $1 million per Class A Share or Class B Share; and

b.

to the holders of the Class C Shares pari passu with the Class A Shares and Class B Shares on an as-converted basis less the conversion price of $11.50 per share (subject to relevant adjustments in the Polestar Articles) pro rata to the number of Class C Shares respectively held by them up to an amount of $1 million per Class C Share;

(4)	fourth, to the holders of Deferred Shares an amount equal to the nominal value of the Deferred Shares; and

(5)	fifth:

a.	to the holders of the Class A Shares and Class B Shares pro rata to the number of Class A Shares and Class B Shares respectively held by them; and

b.

to the holders of the Class C Shares pari passu with Class A Shares and Class B Shares on an as-converted basis less the conversion price of $11.50 per share (subject to relevant adjustments in the Polestar Articles), provided that if the amount which would be received by the holders of the Volvo Cars Preference Subscription Shares if all such shares had been converted in accordance with the Polestar Articles would be greater than pursuant to (a) above, the relevant Volvo Cars Preference Subscription Shares shall be deemed for the purposes of the relevant return of capital to be treated pari passu with the holders of Class A Shares and Class B Shares on an as-converted basis.

Variation of Rights

Subject to the Companies Act, the rights attached to any class of shares can be varied or abrogated either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the authority of a special resolution passed at a separate meeting of the holders of the relevant class of shares known as a class meeting.

Capital Calls

Subject to the Polestar Articles and the terms on which the Company shares are allotted, the Board has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to Polestar as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 clear days’ notice provided by the Board has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board. All of the Class A Shares and Class B Shares issued have been credited as fully paid and therefore are not subject to a capital call.

Transfer of Shares

Polestar’s share register is maintained by its registrar, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds Polestar’s shares through DTC is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in Polestar’s official share register, as the depositary or other nominee will remain the record holder of such shares. The Board may, in its absolute discretion, decline to register a transfer (or renunciation of a renounceable letter of allotment):

•	of a share that is not fully paid;

•	of a share upon which the Company has a lien;

•	of a share that is not duly stamped (if required) or is duly certified or otherwise shown to the satisfaction of the Board to be exempt from stamp duty (if required);

•

if it is not delivered for registration to the registered office of the Company (or such other place as the Board may determine) accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

•	of a default share where the holder has failed to provide the required details to Polestar subject to certain exceptions;

•	in respect of more than one class of shares; or

•	where, in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

If the Board refuses to register a transfer of a share it shall notify the transferee of the refusal and the reasons for it within two months after the date on which the transfer was lodged with the Company or the instructions to the relevant system received.

Limitations on Ownership

Under English law and the Polestar Articles, there are no limitations on the right of non-residents of the U.K. or owners who are not citizens of the U.K. to hold or, other than the holders of Volvo Cars Preference Subscription Shares, Deferred Shares or GBP Redeemable Preferred Shares which do no confer voting rights on the relevant holders, vote the shares.

Class C Shares

Each whole Class C Share entitles the holder the right to acquire one Class A ADS (or one Class A Share if at the time of exercise the Company no longer uses the ADR Facility) at an exercise price of $11.50 per Class A ADS (subject to relevant adjustments in the Polestar Articles). A holder of Class C Shares may exercise its Class C Shares only for a whole number of Class A ADSs. This means that only a whole Class C Share may be exercised at any given time by a holder. No fractional Class C Shares will be issued. The Class C Shares will expire five years after the Business Combination Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

If Class A ADSs are at the time of any exercise of a Class C Share not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Class C Shares who exercise their Class C Shares to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but Polestar will be required to use its best efforts to register or qualify the Class A ADSs under applicable blue sky laws to the extent an exemption is not available.

Redemption of Class C Shares for Cash

Whilst the Class C Shares are exercisable, the Company may call the Class C Shares for redemption (except as described herein with respect to Class C-2 Shares):

•	in whole and not in part;

•	at a price of $0.01 per Class C Share;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each holder of a Class C Share; and

•

if, and only if, the reported last sale price of the Class A ADS equals or exceeds $18.00 per Class A ADS for any 20 trading days within a 30-trading day period ending three business days before Polestar sends the notice of redemption to the holders of Class C Shares.

The Company will not redeem the Class C Shares as described above unless an effective registration statement under the Securities Act covering the issuance of the Class A ADSs issuable upon exercise of the Class C Shares is effective and a current prospectus relating to those Class A ADSs is available throughout the 30-day redemption period, except if the Class C Shares may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Class C Shares become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Class C Share exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Company, each holder of Class C Shares will be entitled to exercise its Class C Shares prior to the scheduled redemption date. However, the price of the Class A ADSs may fall below the $18.00 per share redemption trigger price as well as the $11.50 per share (for whole Class A ADSs) Class C Shares exercise price after the redemption notice is issued.

Redemption of Class C Shares for Class A ADSs

Commencing 90 days after the Class C Shares become exercisable, the Company may redeem the outstanding Class C Shares:

•	in whole and not in part;

•

at a price equal to a number of Class A ADSs to be determined by reference to the table below, based on the redemption date and the “fair market value” of Class A ADSs except as otherwise described below;

•	if, and only if, the Class C-2 Shares are also concurrently exchanged at the same price (equal to a number of Class A ADSs) as the outstanding Class C-1 Shares, as described above;

•

if, and only if, there is an effective registration statement covering the Class A ADSs issuable upon exercise of the Class C Shares and a current prospectus relating thereto is available throughout the 30-day period after written notice of redemption is given;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of Class A ADSs equals or exceeds $10.00 per Class A ADS (as adjusted per share splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the holders of Class C Shares.

The numbers in the table below represent the “redemption prices,” or the number of Class A ADSs that a holder of Class C Shares will receive upon redemption by the Company pursuant to this redemption feature, based on the “fair market value” of Class A ADSs on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Class C Shares, and the number of months that the corresponding redemption date precedes the expiration date of the Class C Shares, each as set forth in the table below.

The Class A ADS prices set forth in the column headings of the table below will be adjusted as of any date on which the number of Class A ADSs issuable upon exercise of a Class C Share is adjusted as set forth in the first three paragraphs under the heading “—Anti-dilution adjustments” below. The adjusted Class A ADS prices in the column headings will equal the Class A ADS prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of Class A ADSs deliverable upon exercise of a Class C Share immediately prior to such adjustment and the denominator of which is the number of Class A ADSs deliverable upon exercise of a Class C Share as so adjusted. The number of Class A ADSs in the table below shall be adjusted in the same manner and at the same time as the number of Class A ADSs issuable upon exercise of a Class C Share.

	Fair Market Value of Class A ADS
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00

	Redemption Date (period to expiration of Class C Shares)
57 months	0.257	0.277	0.294	0.31	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.32	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.33	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.29	0.309	0.325	0.34	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.28	0.301	0.32	0.337	0.352	0.364
30 months	0.196	0.224	0.25	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.35	0.364
24 months	0.173	0.204	0.233	0.26	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.13	0.164	0.197	0.23	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.25	0.282	0.312	0.339	0.363
9 months	0.09	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.15	0.197	0.243	0.286	0.326	0.361
0 months			0.042	0.115	0.179	0.233

The “fair market value” of Class A ADSs shall mean the average last reported sale price of Class A ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Class C Shares.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ADSs to be issued for each Class C Share redeemed will be determined by a straight-line interpolation between the number of Class A ADSs set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of Class A ADSs for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the is $11.00 per Class A ADS, and at such time there are 57 months until the expiration of the Class C Shares, the Company may choose to, pursuant to this redemption feature, redeem the Class C Shares at a “redemption price” of 0.277 Class A ADSs for each whole Class C Share. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of Class A ADSs for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Class C Shares is $13.50 per Class A ADS, and at such time there are 38 months until the expiration of the Class C Shares, the Company may choose to, pursuant to this redemption feature, redeem the Class C Shares at a

“redemption price” of 0.298 Class A ADSs for each whole Class C Share. Finally, as reflected in the table above, the Company can redeem the Class C Shares for no consideration in the event that the Class C Shares are “out of the money” (i.e., the trading price of Class A ADSs is below the exercise price of the Class C Shares) and about to expire.

Any Class C Shares held by the Company officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such Class C Shares so redeemed (“fair market value” for such Class C-1 Shares held by the Company officers or directors being defined as the last reported sale price of the Class C-1 Shares on such redemption date).

This redemption feature differs from typical warrant redemption features, which typically only provide for a redemption of warrants for cash (other than private placement warrants) when the trading price for Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Class C-1 Shares to be redeemed when the Class A ADSs are trading at or above $10.00 per Class A ADS, which may be at a time when the trading price of the Class A ADSs is below the exercise price of the Class C-1 Shares. The Company has established this redemption feature to provide the Class C-1 Shares with an additional liquidity feature, which provides the Company with the flexibility to redeem the Class C-1 Shares for Class A ADSs, instead of cash, for “fair value” without the Class C-1 Shares having to reach the $18.00 per Class A ADS threshold set forth above under “—Redemption of Class C Shares for cash.” Holders of the Class C-1 Shares will, in effect, receive a number of Class A ADSs representing fair value for their Class C-1 Shares based on an option pricing model with a fixed volatility input. This redemption right provides the Company not only with an additional mechanism by which to redeem all of the outstanding Class C-1 Shares, in this case, for Class A ADSs, and therefore have certainty as to (i) the Company’s capital structure as the Class C-1 Shares would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the Class C-1 Shares and available to the Company, and also provides a ceiling to the theoretical value of the Class C-1 Shares as it locks in the “redemption prices” the Company would pay to holders of Class C-1 Shares if Polestar chose to redeem Class C-1 Shares in this manner. The Company will effectively be required to pay fair value to holders of Class C-1 Shares if the Company chooses to exercise this redemption right and it will allow the Company to quickly proceed with a redemption of the Class C-1 Shares for Class A ADSs if the Company determines it is in the Company’s best interest to do so. As such, the Company would redeem the Class C-1 Shares in this manner when the Company believes it is in the Company’s best interest to update the Company’s capital structure to remove the Class C-1 Shares and pay fair value to the holders of Class C-1 Shares. In particular, it would allow the Company to quickly redeem the Class C-1 Shares for Class A ADSs, without having to negotiate a redemption price with the holders of Class C-1 Shares. In addition, the holders of Class C-1 Shares will have the ability to exercise the Class C Shares prior to redemption if they should choose to do so.

As stated above, the Company can redeem the Class C-1 Shares when the Class A ADSs are trading at a price starting at $10.00 per share, which is below the exercise price of $11.50 per share, because it will provide certainty with respect to the Company’s capital structure and cash position while providing holders of Class C-1 Shares with fair value (in the form of Class A ADSs). If the Company chooses to redeem the Class C-1 Shares when the Class A ADSs are trading at a price below the exercise price of the Class C-1 Shares, this could result in the holders of Class C-1 Shares receiving fewer Class A ADSs than they would have received if they had chosen to wait to exercise their Class C-1 Shares for Class A ADSs if and when such Class A ADSs were trading at a price higher than the exercise price of $11.50 per share.

No fractional Class A ADSs will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a Class A ADS, the Company will round down to the nearest whole number of the number of Class A ADSs to be issued to the holder.

Redemption Procedures and Cashless Exercise

If the Company calls the Class C-1 Shares for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Class C-1 Share to do so on a “cashless basis.” In determining whether to require all holders to exercise their Class C-1 Shares on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of Class C-1 Shares that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Class A ADSs issuable upon the exercise of Class C-1 Shares.

If the Company management takes advantage of this option, all holders of Class C-1 Shares would pay the exercise price by surrendering their Class C-1 Shares for that number of Class A ADSs equal to the quotient obtained by dividing (x) the product of the number of Class A ADSs underlying the Class C-1 Shares, multiplied by the difference between the exercise price of the Class C-1 Shares and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A ADSs for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Class C-1 Shares. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ADSs to be received upon exercise of the Class C-1 Shares, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of Class A ADSs to be issued and thereby lessen the dilutive effect of a Class C-1 Shares redemption. The Company believes this feature is an attractive option if the Company does not need the cash from the exercise of the Class C-1 Shares after the Closing. If the Company calls Class C-1 Shares for redemption and the Company’s management does not take advantage of this option, GGI and its permitted transferees would still be entitled to exercise their Class C-2 Shares for cash or on a cashless basis using the same formula described above that other holders of Class C Shares would have been required to use had all holders of Class C Shares been required to exercise their Class C Shares on a cashless basis, as described in more detail below.

A holder of a Class C-1 Share may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Class C-1 Shares, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the conversion agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A ADSs outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Class A ADSs is increased by a stock dividend payable in Class A ADSs, or by a split-up of Class A ADSs or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A ADSs issuable on exercise of each Class C Share will be increased in proportion to such increase in the outstanding Class A ADSs. A rights offering to holders of Class A ADSs entitling holders to purchase Class A ADSs at a price less than the fair market value will be deemed a stock dividend of a number of Class A ADSs equal to the product of (i) the number of Class A ADSs actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ADSs) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ADS paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ADSs, in determining the price payable for Class A ADSs, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ADS as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Class C Shares are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Class A ADSs on account of such Class A ADSs (or other securities of Polestar capital stock into which the Class C Shares are convertible), other than (a) as described above and (b) certain ordinary cash dividends then the Class C Share exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ADS in respect of such event.

If the number of outstanding Class A ADSs is decreased by a consolidation, combination, reverse stock split or reclassification of Class A ADSs or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A ADSs issuable on exercise of each Class C Share will be decreased in proportion to such decrease in outstanding Class A ADSs.

Whenever the number of Class A ADSs purchasable upon the exercise of the Class C Shares is adjusted, as described above, the Class C Share exercise price will be adjusted by multiplying the Class C Share exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ADSs purchasable upon the exercise of the Class C Shares immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ADSs so purchasable immediately thereafter.

In case of any reclassification or reorganization of the Class A ADSs (other than those described above or that solely affects the par value of Class A ADSs), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which Polestar is the continuing corporation and that does not result in any reclassification or reorganization of Class A ADSs), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Class C Shares will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Class C Shares and in lieu of Class A ADSs immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Class C Shares would have received if such holder had exercised their Class C Shares immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ADSs in such a transaction is payable in the form of Class A ADSs in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Class C Shares properly exercises the Class C Shares within 30 days following public disclosure of such transaction, the Class C Share exercise price will be reduced as specified in the Class C Warrant Amendment and the Polestar Articles based on the Black-Scholes value (as defined in the Class C Amendment) of the Class C Share.

The Class C Shares may be exercised upon surrender of the Class C Share certificate on or prior to the expiration date at the offices of the conversion agent, with the exercise form on the reverse side of the Class C Share certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Polestar, for the number of Class C Shares being exercised. The holders of Class C Shares do not have the rights or privileges of holders of Class A ADSs and any voting rights until they exercise their Class C Shares and receive Class A ADSs. After the issuance of Class A ADSs upon exercise of the Class C Shares, each holder will be entitled to one vote for each Class A ADS held of record on all matters to be voted on by shareholders.

No fractional Class A ADSs will be issued upon exercise of the Class C Shares. If, upon exercise of the Class C Shares, a holder would be entitled to receive a fractional interest in a Class A ADS, the Company will, upon exercise, round down to the nearest whole number of Class A ADSs to be issued to the holders of Class C Shares.

Polestar Articles and English Law Considerations

A summary of certain key provisions of our articles of association is set out below. The summary below is not a complete copy of the terms of our articles of association. For further information, please refer to the full version of our articles of association filed as Exhibit 1.1 to our annual report on Form 20-F which is incorporated herein by reference.

Our articles of association contain no specific restrictions on our purpose and therefore, by virtue of section 31(1) of the Companies Act, our purpose is unrestricted.

Our articles of association contain, among other things, provisions to the following effect:

Directors

Numbers

The Polestar Articles provide that, at the time of their adoption, the initial number of directors of the Company shall be nine, and that otherwise the number of directors shall be as determined by the Board from time to time, subject to there being no more than fifteen directors. Directors may be appointed by any ordinary resolution of shareholders or by the Board, as described below under “—Appointment and Retirement of Directors.” Each director elected shall hold office until his or her successor is elected or until his or her earlier resignation or removal in accordance with the Polestar Articles.

For a period of three years post-Closing a majority of the directors shall be independent directors. A director shall be independent when he or she (i) satisfies the requirements to qualify as an “independent director” under the stock exchange rules of the stock exchange on which the Class A Shares are then-currently listed and (ii) is not affiliated (as a director, employee, shareholder or otherwise) with Former Parent, Volvo Cars or Geely, provided that an individual shall not be precluded from being appointed, or continuing to act, as an independent director solely on the basis of holding, directly or indirectly, up to 0.01% of the share capital of any publicly traded affiliate of Former Parent, Volvo Cars or Geely.

The Initial Directors are divided into three classes of directors, designated as “Class I,” “Class II” and “Class III,” respectively (each a “Class”). The Board is authorized to assign members of the Board already in office to such Classes at the time the classification becomes effective. The Board is also authorized to assign any persons who take office as directors after the date the Polestar Articles are adopted to any such Class; provided, however, that the Classes are as close to equal size as possible. In the event of any increase in the number of directors, the additional directorships resulting from such increase shall be apportioned by the Board among the Classes of directors so as to maintain such Classes as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Appointment and Retirement of Directors

Subject to the requirements of the Polestar Articles (including director independence requirements), the Company may by ordinary resolution appoint a person who is willing to act to be a director, either to fill a vacancy or as an addition to the then-existing Board but the total number of directors shall not exceed fifteen. Subject to the requirements of the Polestar Articles (including director independence requirements), the Board also has power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the Board as then existing, but the total number of directors shall not exceed fifteen.

The term of office of directors serving in Class I expired at Polestar’s first annual general meeting. The term of office of directors serving in Class II will expire at Polestar’s second annual general meeting. The term of office of directors serving in Class III will expire at Polestar’s third annual general meeting. At each succeeding annual general meeting following the third annual general meeting following Closing, directors shall be elected to serve for a term of three years to succeed the directors of the class whose terms expire at such annual general meeting.

Indemnity of Directors

Under the Polestar Articles, and subject to the provisions of the Companies Act, each of the Company’s directors is entitled to be indemnified by the Company out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. In addition, each member of the Board entered into a separate deed of indemnity with Polestar (which will also be subject to the provisions of the Companies Act). The Companies Act renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Shareholders’ Meetings

Each year, the Company holds an annual general meeting of shareholders in addition to any other meetings held in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. The Polestar Articles provide that the necessary quorum at any general meeting of shareholders (or adjournment thereof) shall be at least two members that in aggregate hold at least 51% of the issued shares of the Company, present in person or by proxy and entitled to attend and to vote on the business to be transacted, at such meeting.

Requisitioning Shareholder Meetings

Subject to certain conditions being satisfied, under the Companies Act shareholders holding at least 5% of the paid-up capital of the Company carrying voting rights at general meetings can require the directors to call a general meeting and shareholders representing at least 5% of the total voting rights exercisable at an annual general meeting can require Polestar to give notice of a resolution to be proposed at that annual general meeting.

Other English Law Consideration

Mandatory Purchases and Acquisitions

Pursuant to sections 979 to 982 of the Companies Act, where a takeover offer has been made for the Company, and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the class of shares to which the offer relates, the offeror may give notice to the holder of any shares of that class to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the takeover offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares.

Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner or if earlier, and the offer is not one to which the Takeover Code applies, within the period of six months beginning with the date of the offer. The squeeze out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, subject to the minority shareholders failing to successfully lodge an application to the court to prevent such squeeze out any time prior to the end of those six weeks following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to the Company, which would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

If a takeover is structured as a scheme of arrangement pursuant to Part 26 of the Companies Act, the scheme, and therefore takeover, would need to be approved by a majority in number representing 75% in value of the shareholders of each class of shareholders voting, whether in person or by proxy. If approved, the scheme, and therefore takeover, would be binding on 100% of the shareholders of the relevant class(es).

Sell Out

The Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of the Company’s shares or of any class or classes of the Company’s shares. A holder of voting shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (1) the offeror has acquired or unconditionally agreed to acquire not less than 90% in value of all the voting shares in the Company (in the case of an offer for all of Polestar’s shares) or of all the shares of that class and (2) not less than 90% of the voting rights in the Company (in the case of an offer for all of the Company’s shares) or of the voting rights carried by that class. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of the takeover offer or on such other terms as may be agreed.

U.K. City Code on Takeovers and Mergers

The majority of the Board resides outside of the U.K., the Channel Islands and the Isle of Man. Based upon the structure of the Board and management structure, for the purposes of the Takeover Code, the Company is considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Accordingly, the Takeover Code is not expected to apply to the Company. It is possible that in the future circumstances, and in particular the composition of the Board, could change which may cause the Takeover Code to apply to the Company. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

(a)

acquires an interest in the Company’s shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of the Company’s shares; or

(b)

who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for the Company’s outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Disclosure of Interest in Shares

Section 793 of the Companies Act gives the Company the power to require persons whom the Company knows have, or whom the Company has reasonable cause to believe have, or within the previous three years have had, any ownership interest in any of the Company’s shares (the “default shares”), to disclose prescribed particulars of those shares. For this purpose, default shares includes any of the Company’s shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice may result in restrictions being imposed on the default shares under the Polestar Articles (including suspension of voting rights and withholding of dividends), depending on the level of the relevant shareholding, and sanctions being imposed against the holder of the default shares as provided within the Companies Act.

Distributions & Dividends

Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.

It is not sufficient that the Company, as a public limited company, has distributable profits for the purpose of making a distribution. An additional capital maintenance requirement is imposed on the Company to ensure that the net worth of the Company is at least equal to the amount of its capital. A public limited company can only make a distribution:

(a)

if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and

(b)	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Purchase of Own Shares

Under English law, a public limited company may purchase its own shares only out of the distributable profits of the Company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the Company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because the Nasdaq is not a “recognized investment exchange” under the Companies Act, the Company may purchase its fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of shares before the purchase takes place. Any authority will not be effective if any shareholder from whom the Company proposes to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the DGCL relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England & Wales	Delaware
Number of Directors	A public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	A corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the	Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is
	resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the	classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less

	England & Wales	Delaware
	company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors	The procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by a single resolution of the shareholders such resolution must not be put to shareholders unless a resolution that it should be so made has first been agreed to by the shareholders without any vote being against it.	Vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	A public limited company must hold an annual general meeting in each six-month period beginning with the day following the company’s annual accounting reference date.	The annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

A general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a prescribed period, may themselves, or any of them representing more than one half of the total voting rights of all of them, call a general meeting.

Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting of a public limited company which fulfil certain conditions. In addition, certain matters, such as resolutions to remove directors or auditors, require special notice, which is 28 clear days’ notice. The	Unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

	England & Wales	Delaware
shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Quorum	Subject to the provisions of a company’s Articles, the Companies Act provides that two shareholders present at a meeting (in person, by proxy or authorized under the Companies Act) shall constitute a quorum for companies with more than one shareholder.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

Proxy	At any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	At any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights	“Equity securities”, being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless the period during which any such offer may be accepted as expired or the company has received notice of acceptance of refusal, or an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide	Shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

	England & Wales	Delaware
otherwise (in each case in accordance with the provisions of the Companies Act).

Authority to Allot	The directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act 2006).	If the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company; and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

A corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its stockholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•  any transaction from which the director derives an improper personal benefit.

Voting Rights	Under the model articles of public companies, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or by the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

	England & Wales	Delaware

demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors that are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•  the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or a class thereof, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•  the approval of the court.

Generally, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•  the approval of the board of directors; and

•  approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	A director owes various statutory and fiduciary duties to the company, including:	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the

	England & Wales	Delaware

•  to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole, subject in certain specified circumstances to consider or act in the interests of the creditors of the company,

•  to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•  to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•  to exercise independent judgement;

•  to exercise reasonable care, skill and diligence;

•  not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•  a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Litigation	Generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on

A stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares

England & Wales	Delaware
behalf of the company) in respect of a cause of action arising from an act or omission involving a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

thereafter devolved on the plaintiff by operation of law; and

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The below summarizes the terms of the ADSs.

American Depositary Shares

Citibank, N.A. is the depositary for the Company’s American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. (London).

The Company appointed Citibank as depositary pursuant to three separate deposit agreements, one for the Class A ADSs representing the Class A Shares, one for the Class C-1 ADSs representing C-1 Shares and one for the Class C-2 ADSs representing the Class C-2 Shares (as applicable). A draft copy of each of the deposit agreements for the Class C-1 ADSs and the Class C-2 ADSs is on file with the SEC under cover of Registration Statements on Form F-6. A copy of the deposit agreement for the Class A ADSs is on file with the SEC under cover of Registration Statement on Form F-6. You may obtain a copy of the deposit agreements from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-267086 (for the Class A ADSs), 333-263480 (for the Class C-1 ADSs), and 333-263481 (for the Class C-2 ADSs), respectively, when retrieving such copy.

The Company is providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the applicable deposit agreement and not by this summary. Any reference herein to “deposit agreement” is to the deposit agreement for the applicable ADSs, that is: the Class A Share deposit agreement governs the Class A ADSs representing the Class A Shares and the Class C-1 Share deposit agreement governs the Class C-1 ADSs representing the Class C-1 Shares. As such, holders of ADSs representing one class of shares of Polestar have no rights or obligations under the deposit agreement for any other class of shares of Polestar. The Company urges you to review the applicable deposit agreements in their entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreements.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one Class A Share (in the case of a Class A ADS) or one Class C-1 Share (in the case of a Class C-1 ADS), on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The Company and the depositary may agree to change the ADS-to-Share ratio by amending the applicable deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of the applicable ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the applicable ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the applicable deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the applicable deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement for your ADSs, and the ADR evidencing your ADSs specify the Company’s rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, the Company’s obligations to the holders of the Class A Shares or Class C Shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, the Company or any of its or its respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, the Company will not treat you as one of its shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Class A Shares or Class C Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A Shares or Class C Shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, this section will refer to you as the “holder.” The references to “you” assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of Class A Shares and the Class C Shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class A Shares and Class C Shares with the beneficial ownership rights and interests in such shares being at all times vested with the beneficial owners of the ADSs representing the applicable Class A Shares and Class C Shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all corresponding deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Class A Shares and Class C Shares, the transfer of which are restricted due to contractual or regulatory limitations and commonly referred to as “Restricted Shares,” are eligible for deposit under the deposit agreements only in limited circumstances described under the section entitled “—Restricted ADSs,” below.

Dividends and Other Distributions

As a holder of ADSs, you generally have the right to receive the distributions the Company makes on the corresponding securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever the Company makes a cash distribution for the securities on deposit with the custodian, the Company will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders of the applicable ADSs, subject to the laws and regulations of England and Wales.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Class A Shares or Class C Shares

Whenever the Company makes a free distribution of Class A Shares or Class C Shares for the securities on deposit with the custodian, the Company will deposit the applicable number of Class A Shares or Class C Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to the applicable holders new ADSs representing the Class A Shares or Class C Shares deposited or modify the ADS-to-Share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Shares or Class C Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Share ratio upon a distribution of Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A Shares or Class C Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A Shares or Class C Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever the Company intends to distribute rights to subscribe for additional Class A Shares or Class C Shares, the Company will give prior notice to the depositary and will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to the applicable holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to the applicable holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to the applicable holders of ADSs, and if the Company provides all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	the Company does not timely request that the rights be distributed to you or the Company requests that the rights not be distributed to you;

•	the Company fails to deliver satisfactory documents to the depositary; or

•	it is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to the applicable holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever the Company intends to distribute a dividend payable at the election of shareholders either in cash or in additional Class A Shares or Class C Shares, the Company will give prior notice thereof to the depositary and will indicate whether the Company wishes the elective distribution to be made available to you. In such case, the Company will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if the Company has provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever the Company intends to distribute property other than cash, Class A Shares or Class C Shares or rights to subscribe for additional Class A Shares or Class C Shares, the Company will notify the depositary in advance and will indicate whether it wishes such distribution to be made to you. If so, the Company will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if the Company provides to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the applicable holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the applicable deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	the Company does not request that the property be distributed to you or if the Company requests that the property not be distributed to you;

•	the Company does not deliver satisfactory documents to the depositary; or

•	the depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption and, with respect to Class C Shares, Mandatory Conversion

Whenever the Company decides to exercise its right of redemption and/or, with respect to the Class C Shares, mandatory conversion, of any of the securities on deposit with the custodian, the Company will notify the depositary in advance. If it is practicable and if the Company provides all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption and/or, with respect to the Class C Shares, mandatory conversion to the applicable holders.

The custodian will be instructed to surrender the deposited securities being redeemed and/or, with respect to the Class C Shares, mandatorily converted against payment of the applicable redemption and/or, with respect to the Class C Shares, mandatory conversion price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption and/or, with respect to the Class C Shares, mandatory conversion upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption and/or, with respect to the Class C Shares, mandatory conversion of your ADSs. If less than all ADSs are being redeemed and/or, with respect to the Class C Shares, mandatorily converted, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Class A Shares or Class C Shares

The Class A Shares or Class C Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Shares or Class C Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A Shares or Class C Shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the applicable deposit agreement, the applicable ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A Shares or Class C Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Shares or Class C Shares

Upon receipt of confirmation of the deposit of Class A Shares or Class C Shares underlying the ADSs being issued, the depositary will ADSs representing the deposited Class A Shares or Class C Shares to the order of Computershare Inc., a Delaware corporation, it its capacity as transfer agent for the distribution to the holders.

The depositary may create ADSs on your behalf if you or your broker deposit Class A Shares or Class C Shares with the custodian. The depositary will deliver the corresponding ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A Shares or Class C Shares to the custodian. Your ability to deposit Class A Shares or Class C Shares and receive ADSs may be limited by U.S. and English legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Class A Shares or Class C Shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of Class A Shares or Class C Shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The Class A Shares or Class C Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such Class A Shares or Class C Shares have been validly waived or exercised.

•	You are duly authorized to deposit the Class A Shares or Class C Shares.

•

The Class A Shares or Class C Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (except as contemplated below and in the applicable deposit agreement).

•	The Class A Shares or Class C Shares presented for deposit have not been stripped of any rights or entitlements.

•

If any of the representations or warranties are incorrect in any way, the Company and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Shares or Class C Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class A Shares or Class C Shares at the custodian’s offices. Your ability to withdraw the Class A Shares or Class C Shares held in respect of the ADSs may be limited by U.S. and English legal considerations applicable at the time of withdrawal. In order to withdraw the Class A Shares or Class C Shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Shares or Class C Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A or Class C Shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the Class A Shares or Class C Shares or ADSs are closed, or (ii) the Class A Shares or Class C Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As an ADS holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the shares represented by your ADSs. The voting rights of holders of ordinary shares are described in “Description of share capital—Ordinary shares.”

At the Company’s request, the depositary will distribute to you any notice of shareholders’ meeting received from the Company together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs as of a specified record date, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with the voting instructions received from the holders of ADSs.

Deposited securities represented by ADSs for which no timely voting instructions are received by the depositary from the holder shall not be voted (except as otherwise contemplated in the deposit agreement). If the depositary timely receives voting instructions from a holder which fail to specify the manner in which the depositary is to vote the deposited securities represented by such holder’s ADSs, the depositary will deem such holder (unless otherwise specified in the notice distributed to holders) to have instructed the depositary to vote in favor of the items set forth in such voting instructions. Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit.

The Company cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and expenses

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

Other than the initial deposit in connection with the Business Combination, issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class A Shares or Class C Shares, upon a change in the ADS(s)-to-Share ratio), excluding ADS issuances as a result of distributions of Class A Shares or Class C Shares	Up to US$0.05 per ADS issued

Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Share ratio, or for any other reason)	Up to US$0.05 per ADS cancelled

Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to US$0.05 per ADS held

Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held

Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to US$0.05 per ADS held

ADS Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary

Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason	Up to US$0.05 per ADS (or fraction thereof transferred

As an ADS holder, you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges (including any applicable stamp duty or SDRT);

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the registration fees as may from time to time be in effect for the registration of Class A Shares or Class C Shares on the share register and applicable to transfers of Class A Shares or Class C Shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

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the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Shares or Class C Shares, ADSs and ADRs; the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program; and

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the amounts payable to the depositary by any party to the applicable deposit agreement pursuant to any ancillary agreement to the applicable deposit agreement in respect of the ADR program, the ADSs, and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by the Company and by the depositary. You will receive prior notice of such changes. The depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the depositary agree from time to time.

Fees and Other Payments Made by the Depositary to the Company

The depositary may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the depositary agree from time to time. The depositary also has agreed to pay certain legal expenses on behalf of the Company.

Amendments and Termination

The Company may agree with the depositary to modify the deposit agreement at any time without your consent. The Company may undertake to give holders of the applicable ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. The Company will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, the Company may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement for your ADSs if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Shares or Class C Shares represented by your ADSs (except as permitted by law).

The Company has the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders of ADSs issued under that deposit agreement at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit under the terminated deposit agreement. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the applicable holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the applicable holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Class A Shares or Class C Shares represented by ADSs and to direct the depositary of such Class A Shares or Class C Shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement. The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmission of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from the Company as a holder of deposited securities that the Company make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if the Company asks it to do so.

Limitations on Obligations and Liabilities

The deposit agreement limits the Company’s obligations and the depositary’s obligations to you. Please note the following:

•	The Company and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on the Company’s behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A Shares or Class C Shares, for the validity or worth of the Class A Shares or Class C Shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of the Company’s notices or for the Company’s failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

•	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

•	The Company and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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The Company and the depositary disclaim any liability if the Company or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange or by reason of present or future provision of any provision of the Company’s articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond the Company’s control.

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The Company and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in the Company’s articles of association or in any provisions of or governing the securities on deposit.

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The Company and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting securities for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of the Company and the depositary in good faith to be competent to give such advice or information.

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The Company and the depositary also disclaim liability for the inability by a holder or beneficial holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Shares or Class C Shares but is not, under the terms of the deposit agreement, made available to you.

•	The Company and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	The Company and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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The Company and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among the Company, the depositary and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to the Company or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to the Company or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. The Company, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify the Company, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the applicable holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to the applicable holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Shares and Class C Shares (including Class A Shares and Class C Shares represented by ADSs) are governed by the laws of England and Wales.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST THE COMPANY AND/ OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against the Company or the depositary arising out of or relating to the Class A Shares and Class C Shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If the Company or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived the Company’s or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Restricted ADSs

In order to enable the deposit of Class A Shares and Class C Shares, the transfer of which is restricted due to contractual or regulatory limitations, commonly referred to as “Restricted Shares,” the Company and the depositary have agreed, by means of letter agreements, to create restricted series of American depositary shares referred to as “Restricted ADSs” or “RADSs,” in accordance with the terms of the deposit agreements. The RADS letter agreements supplement the deposit agreements. Forms of the RADS letter agreements are on file with the SEC under cover of the applicable Registration Statements on Form F-6. You may obtain a copy of the RADS letter agreements from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the depositary.

The Restricted ADSs differ from the freely transferable ADSs in certain respects. These differences include the following:

•	Listing: The Restricted ADSs are not listed on any securities exchange or trading system in the United States.

•	CUSIP Number: The CUSIP number for the Restricted ADSs is different from the CUSIP number for the freely transferable ADSs.

•	Transfer Restrictions: The Restricted ADSs may, after issuance, be sold or otherwise transferred only on the terms described below.

•	Legend: The Restricted ADSs will be subject to a transfer legend substantially in the form of all or some of the following:

“THE RESTRICTED ADSs AND THE RESTRICTED SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION. THE RESTRICTED ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DELIVERED EXCEPT (A) TO A PERSON OTHER THAN A U.S. PERSON (WITHIN THE MEANING GIVEN TO SUCH TERM IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER, (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING THE APPLICABLE SALE, PLEDGE, TRANSFER AND DELIVERY, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THE COMPANY AND THE DEPOSITARY SHALL BE ENTITLED TO RECEIVE FROM THE HOLDER OF THE RESTRICTED ADSs SEEKING TO SELL, PLEDGE OR OTHERWISE TRANSFER OR DELIVER THE RESTRICTED ADSs EVIDENCE SATISFACTORY TO THE DEPOSITARY AND THE COMPANY THAT THE TRANSFER RESTRICTIONS APPLICABLE TO THE RESTRICTED ADSs HAVE BEEN OR ARE BEING SATISFIED (WHICH MAY INCLUDE AN OPINION OF QUALIFIED COUNSEL).”

The ADSs issued upon conversion of convertible RADSs may be issued in the form of RADSs unless the conversion (x) is registered under the Securities Act and the ADSs are held by a person who is not an affiliate of Polestar and (y) is exempt from registration under the Securities Act and the ADSs are held by a person who is not an affiliate of Polestar.

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Segregation of Shares: Restricted Shares deposited with the custodian with respect to Restricted ADSs shall be held separate and distinct from the deposited securities held under the applicable deposit agreement.

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Lack of Fungibility: The Restricted ADSs are not currently fungible with the freely transferable ADSs issued and outstanding under the applicable deposit agreement. The Restricted ADSs will not be fungible with the freely transferable ADSs outstanding under the applicable deposit agreement as long as the Restricted ADSs and the Restricted Shares represented thereby are “restricted securities” under the Securities Act or are otherwise subject to restrictions on transfer.

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Withdrawal: The holders of Restricted ADSs will be able to request the withdrawal of the Restricted Shares represented by their Restricted ADSs only upon delivery to the depositary of (i) the applicable RADSs, all documentation contemplated in the applicable deposit agreement and the applicable RADS letter agreement and payment of all applicable fees and expenses of the depositary, and (ii) a certification to the effect, inter alia, that either (x) the holder will be the owner of the Restricted Shares being withdrawn and undertakes not to deposit the Restricted Shares under the applicable deposit agreement and to transfer such Restricted Shares only in a transaction meeting the requirements of the legend set forth above or (y) the holder has sold the Restricted Shares in a transaction meeting the requirements of Regulation S under the Securities Act and will make delivery of the Restricted Shares outside the U.S.

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Book-Entry Settlement: The Restricted ADSs are not expected to be eligible for inclusion in any book-entry settlement system, including, without limitation, the book-entry settlement system maintained by DTC.

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Conversion of RADSs into ADSs: Once the applicable transfer restrictions expire or if the transaction is covered by an effective resale registration statement, the RADSs may be exchangeable into freely transferable ADSs upon delivery of the RADSs to the depositary for exchange into freely transferable ADSs together with applicable supporting documents, legal opinions and depositary fees and taxes.

Conversion of Class C ADSs

Holders of Class C ADSs representing the Class C Shares may convert the Class C ADSs into Class A ADSs representing the Class A Shares on any New York and UK business day at any time, subject in each case to the terms and conditions of the applicable the Class C Shares and the deposit agreement. The Class C Shares will only be accepted for conversion in multiples of one.

Any holder of Class C ADSs wishing to convert the Class C Shares represented by their Class C ADSs into Class A ADSs will need to take the following actions:

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deliver the applicable Class C ADSs to the depositary, or one of its agents, together with instructions to cancel such Class C ADSs and to deliver the corresponding Class C Shares for conversion into Class A Shares in the form of Class A ADSs and pay to the applicable conversion agent the applicable ADS fees; and

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deliver to Citibank, N.A., as conversion agent and the depositary, a duly completed ADS / Class C Share conversion form together with the applicable conversion price (in U.S. Dollars) and applicable taxes.

Holders of Class C ADSs who duly convert the Class C Shares represented by their Class C ADSs will receive the Class A Shares represented by Class A ADSs, subject in each case to the terms of the Class C Shares in the Polestar Articles and the applicable deposit agreement.

A holder who converts the Class C Shares represented by their Class C ADSs will become the owner of the Class A Shares only upon receipt by as the applicable conversion agent, of (i) the requisite Class C Shares (upon cancellation of Class C ADSs), (ii) the duly completed conversion form, and (iii) the applicable conversion price and taxes. The form conversion instructions to be delivered to the applicable conversion agent, may be obtained from the Depositary.

If the Company suspends the right to convert the Class C Shares at any time, the Company will give notice thereof to the depositary setting forth the term and reason for such suspension. Upon receipt of such notice, the depositary shall give notice thereof to the holders of Class C ADSs and shall refuse during the period of such suspension to accept instructions to cancel Class C ADSs for the purpose of converting Class C Shares.

Mandatory Conversion of Class C Shares

Whenever the Company decides to exercise its right to convert the Class C Shares in connection with a mandatory conversion, the Company will notify the depositary. If it is reasonably practicable and if the Company provides all of the documentation contemplated in the deposit agreement, the depositary will mail notice of the mandatory conversion to the holders of Class C Shares.

The custodian will be instructed to surrender the Class C Shares that are being mandatorily converted against payment of the applicable mandatory conversion price. The depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the mandatory conversion upon surrender of their Class C ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the mandatory conversion of your Class C Shares. If less than all Class C ADSs are being mandatorily converted, the Class C ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Class A ADSs or Class C ADSs for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A ADSs or Class C ADSs for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of Class A ADSs then issued and outstanding; or

•	the average weekly reported trading volume of the applicable ADSs during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

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at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which we filed on June 29, 2022, reflecting its status as an entity that is not a shell company.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of our company or who are affiliates of our company by virtue of their status as an officer or director may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of our restricted shares by an officer or director who is an affiliate of ours solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of our company other than by virtue of his or her status as an officer or director of our company.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares represented by ADSs in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our ADSs and the number of ADSs to be received upon exercise;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences and any applicable material UK tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ADSs will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED SHARES

The Polestar Articles contain provisions that authorize us to issue preferred shares. Preferred shares may be issued in one or more classes, with our Board to determine the existence of voting rights, if any, and the ranking of any such voting rights in relation to the other shares in our capital. Our Board may determine any other terms and conditions of the preferred shares, including with regards to their rights (i) to receive dividends (which may include the right to receive preferential or cumulative dividends), (ii) to distributions made on a winding up, and (iii) to be convertible into, or exercisable or exchangeable for, shares of any other class or classes of the same or any other class or classes of share or redeemable, at such price or prices or at such rates of exchange and with such adjustments as may be determined by our board of directors.

Our Board may determine any other terms and conditions of the preferred shares that are not set forth in the Polestar Articles. The applicable prospectus supplement will contain, where applicable, the terms of and other information relating to the preferred shares.

DESCRIPTION OF RIGHTS

We may issue rights to purchase certain of our securities under this prospectus. The applicable prospectus supplement will contain, where applicable, the terms of and other information relating to the rights.

DESCRIPTION OF UNITS

We may issue units consisting of our Class A Shares, Class C-1 Shares, ADSs, Preferred Stock, Warrants, Rights and/or any combination of such securities. The applicable prospectus supplement will contain, where applicable, the terms of and other information relating to the units.

PLAN OF DISTRIBUTION

We may use any one or more of the following methods when disposing of their securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution or block transactions in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through agents;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents; or

•	a combination of any such methods of sale permitted by applicable law

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we may sell securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses.

We are required to pay all fees and expenses incident to the registration of ADSs to be offered and sold pursuant to this prospectus.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

TAXATION

Material U.S. Federal Income Tax Considerations

This section describes the material U.S. federal income tax considerations to U.S. Holders (as defined below) of the ownership and disposition of ADS. This discussion is based on the Code, its legislative history, the Treasury Regulations, published guidance by the IRS and court decisions, all as of the date hereof, and does not take into account proposed changes in such tax laws. These laws are subject to change, possibly on a retroactive basis. This discussion is necessarily general and does not address all aspects of U.S. federal income taxation, including the effect of any U.S. federal alternative minimum tax, or U.S. federal estate and gift tax, or any state, local or non-U.S. tax laws to a holder of ADS. This discussion also assumes that the Company will not be a “controlled foreign corporation” as defined in the Code. The Company has not sought and does not intend to seek any rulings from the IRS regarding the ADS. There is no assurance that the IRS will not take positions concerning certain tax consequences of the ownership and disposition of ADS that are different from those discussed below, or that any such different positions would not be sustained by a court.

Further, this discussion applies only to ADS held as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not discuss all aspects of U.S. federal income taxation that might be relevant to U.S. Holders in light of their particular circumstances or status, including the Medicare contribution tax on net investment income, or U.S. Holders who are subject to special rules, including:

•	brokers or dealers;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	S-corporations;

•	governments or agencies or instrumentalities thereof;

•	a person subject to the base erosion and anti-abuse tax;

•	mutual funds;

•	pension funds;

•	trusts and estates;

•	investors subject to the alternative minimum tax provisions of the Code;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

•	investors subject to the U.S. “anti-inversion” rules;

•	tax-exempt organizations (including private foundations), qualified retirement plans, individual retirement accounts or other tax deferred accounts;

•	banks or other financial institutions, underwriters, insurance companies, real estate investment trusts or regulated investment companies;

•	U.S. expatriates or former long-term residents of the United States;

•	persons that own (directly, indirectly, or by attribution) 5% or more (by vote or value) of any class of ADS or of the Company in the aggregate;

•	persons holding ADS as part of a straddle, hedging or conversion transaction, constructive sale, or other arrangement involving more than one position;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that received ADS as compensation for services; or

•	controlled foreign corporations or passive foreign investment companies.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ADS, the tax treatment of a partner in such partnership will depend upon the status and activities of the partner and the activities of the partnership. Partners should consult their tax advisors regarding the U.S. federal income tax treatment of the ownership and disposition of ADS.

ALL HOLDERS OF ADS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF ADS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Federal Income Tax Treatment of the Company

A corporation generally is considered to be a tax resident for U.S. federal income tax purposes in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, the Company, which is incorporated under the laws of England and Wales, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule (more fully discussed below), under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. These rules are complex, and there is limited guidance regarding their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by one or more U.S. corporations (including through the acquisition of all of the outstanding shares of a U.S. corporation); (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation and tax residence relative to the expanded affiliated group’s worldwide activities (this test is referred to as the “substantial business activities test”); and (iii) after the acquisition, the percentage of the shares of the non-U.S. acquiring corporation held by former shareholders of the acquired U.S. corporation(s) by reason of holding shares in the U.S. acquired corporation(s) (taking into account the receipt of the non-U.S. corporation’s shares in exchange for each U.S. corporation’s shares) as determined for purposes of Section 7874 of the Code (the “Section 7874 ownership percentage”) is at least 80% (by either vote or value) (this test is referred to as the “80% ownership test” and the three-prong test described in clauses (i)–(iii) above is referred to as the “Section 7874(b) expatriation test”).

Further, Section 7874 of the Code can limit the ability of U.S. corporations and their U.S. affiliates acquired by “surrogate foreign corporations” to utilize certain U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. These limitations will potentially apply if the Section 7874(b) expatriation test would be satisfied if the 80% ownership test were applied by substituting “60%” for “80%,” in which case the taxable income of the U.S. corporations (and any U.S. person considered to be related to the U.S. corporations pursuant to applicable rules) for any given year, within a period beginning on the first date the U.S. corporations’ properties were acquired directly or indirectly by the non-U.S. acquiring corporation and ending 10 years after the last date the U.S. corporations’ properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition or after the acquisition to a non-U.S. related person. In general, the effect of this provision is to deny the use of net operating losses, foreign tax credits or other tax attributes to offset the inversion gain. In addition, dividends paid by the Company would not qualify for “qualified dividend income” treatment. Further, there are additional requirements imposed on a U.S. corporation that has failed the substantial business activities test and met the 60% ownership test, including that such U.S. corporation must include, as base erosion payments that may be subject to a minimum tax, any amounts treated as reductions in gross income paid to a related non-U.S. person within the meaning of Section 59A of the Code.

Based upon the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, the Section 7874 ownership percentage is not more than 60%. Accordingly, the Company is not treated as a U.S. corporation for U.S. federal income tax purposes, and the U.S. subsidiaries of the Company are not subject to the limitations and other rules described above under Section 7874 of the Code.

If the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial liability for additional U.S. income taxes. However, if the Company were to be treated as a U.S. corporation for U.S. federal income tax purposes, dividend payments would generally constitute “qualified dividends” and be subject to tax at the rates accorded to long-term capital gains. Furthermore, if the IRS were to successfully assert that the 60% ownership test has been met, the ability of the U.S. subsidiaries of the Company to utilize certain U.S. tax attributes against income or gain recognized pursuant to certain transactions may be limited.

The remainder of this discussion assumes that the Company will not be treated as a U.S. corporation for U.S. federal income tax purposes, that dividends of the Company could be eligible to be treated as “qualified dividends” (if all other requirements are satisfied), and that the U.S. subsidiaries of the Company will not be subject to the limitations and other rules under Section 7874 of the Code.

American Depositary Shares

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one Class A Share, one Class C-1 Share or Class C-2 Share (as applicable) on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADS because of legal restrictions or practical considerations.

The remainder of this discussion assumes that, for U.S. federal income tax purposes, ownership of ADS will be treated as ownership of the underlying Class A Shares or Class C Shares (as applicable).

U.S. Holders

For purposes of this discussion, a U.S. Holder means a beneficial owner of ADS that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Consequences to Holders of Class A ADSs

a.	Distributions on Class A ADSs

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Class A ADSs generally will be taxable to a U.S. Holder as dividend income on the date such distribution is actually or constructively received, but only to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).

Because the Company does not maintain, and it is not required to maintain, calculations of its earnings and profits under U.S. federal income tax principles, it is currently expected that any distributions generally will be reported to U.S. Holders as dividends. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations, but they may nonetheless qualify for other dividend received deductions depending on the ownership by a U.S. Holder. Each U.S. Holder should consult its own tax advisor to determine whether a deduction under Section 245A of the Code, or other sections, is available based on its particular circumstances

With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate if Class A ADSs are readily tradable on an established securities market in the United States (which they will be if the Class A ADSs are traded on the Nasdaq) and certain other requirements are met, including that the Company is not classified as a passive foreign investment company during the taxable year in which the dividend is paid or the preceding taxable year and certain holding period requirements are met, or the Company qualifies for the benefits of certain U.S. income tax treaties. There can be no assurance that Class A ADSs will be considered readily tradable on an established securities market in future years or that the Company qualifies for the benefits of such a treaty. U.S. Holders should consult their own tax advisors regarding the potential availability of the lower rate for any dividends paid with respect to Class A ADSs.

b.	Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange or other taxable disposition of Class A ADSs in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such securities. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A ADSs generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such Class A ADS exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Class A ADSs generally will be treated as U.S. source gain or loss for foreign tax credit purposes.

If the Company redeems Class A ADSs, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of such Class A ADSs pursuant to Section 302 of the Code or whether the U.S. Holder will be treated as receiving a corporate distribution. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of the Company’s stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of, among other things, owning multiple classes of ADS) relative to all of shares of the Company’s stock both before and after the redemption. A redemption of stock generally will be treated as a sale of the stock (rather than as a corporate distribution) if the redemption is “substantially disproportionate” with respect to the U.S. Holder, results in a “complete termination” of the U.S. Holder’s interest in the Company or is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Class A ADSs actually owned by the U.S. Holder but also shares of stock of the Company that are actually or constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to ADS owned directly, ADS owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ADS the U.S. Holder has a right to acquire by exercise of an option. To meet the substantially disproportionate test, the percentage of the Company’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of such Class A ADSs must, among other requirements, be less than 80% of the percentage of the Company’s outstanding voting ADS actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either all the ADS actually and constructively owned by the U.S. Holder are redeemed or ADS actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of stock of the Company. The redemption of Class A ADSs will not be essentially equivalent to a dividend if the redemption from a U.S. Holder’s results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in the Company. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in the Company will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If the redemption qualifies as a sale of stock by the U.S. Holder under Section 302 of the Code, the U.S. Holder generally will be required to recognize gain or loss with the consequences described in the first paragraph under this heading.

If the redemption does not qualify as a sale of stock under Section 302 of the Code, then the U.S. Holder will be treated as receiving a distribution as described above in “—Distributions on Class A ADSs.”

Consequences to Holders of Class C ADSs

The U.S. federal income tax treatment of the Class C ADSs is uncertain because there is no authority addressing instruments with the terms like the Class C ADS. We intend to treat the Class C ADSs as stock of the Company for U.S. federal income tax purposes, however, it is possible that the Class C ADSs could be treated as warrants exercisable for stock of the Company. Regardless, holders of Class C ADSs are urged to consult their tax advisors regarding the U.S. federal income tax considerations relating to the ownership, conversion or disposition of Class C ADSs.

a)	Class C ADSs Treated as Stock

The following discussion assumes that the Class C ADSs are treated as stock for applicable U.S. federal income tax purposes.

i.	Sale, Exchange, Redemption or Other Taxable Disposition of Class C ADSs

If the Class C ADSs are treated as stock for U.S. federal income tax purposes, then the consequences of a sale, exchange, redemption or other taxable disposition of a Class C ADSs are the same as described above under the heading “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs.”

ii.	Conversion of a Class C ADS

The treatment of a conversion of Class C ADSs to Class A ADSs is unclear. Subject to the discussion below under “—Passive Foreign Investment Company Rules” and the discussion of cashless conversion discussed below, a U.S. Holder may be treated as in part exchanging the converted Class C ADSs for Class A ADSs and in part “exercising” such Class C ADSs. In this case, a U.S. Holder generally will not recognize gain or loss upon the conversion of a Class C ADS to a Class A ADS and would generally bifurcate its holding period in the Class A ADSs received upon conversion of the Class C ADSs with a portion of the holding period of the Class A ADSs including the holding period of the Class C ADSs converted thereto, and a portion of the holding period of the Class A ADSs beginning on the date following the conversion. The ratio of such portions should be equal to the ratio of the fair market value of the converted Class C ADSs to the amount of the conversion price. A U.S. Holder’s tax basis in a Class A ADS received upon conversion of a Class C ADS generally should be an amount equal to the sum of (i) the U.S. Holder’s tax basis in the Class C ADS exchanged therefor and (ii) the conversion price. In the event that a Class C ADS is not converted to a Class A ADS prior to the applicable expiration date (a “conversion expiration”), a U.S. Holder may be able to recognize a capital loss equal to such U.S. Holder’s tax basis in such Class C ADS.

Additionally, under the terms of the Class C ADSs, there are certain circumstances in which there may be a cashless conversion of the Class C ADSs. The tax consequences of such cashless conversion of a Class C ADS are not clear under current U.S. federal income tax law. A cashless conversion may be tax-deferred, either because the conversion is treated as a tax-free “recapitalization” for U.S. federal income tax purposes or because the conversion is not a realization event. In either tax-deferred situation, a U.S. Holder’s basis in the Class A ADSs received would equal the U.S. Holder’s basis in the Class C ADSs converted therefor. If the cashless conversion were treated as a recapitalization, the holding period of the Class A ADSs would include the holding period of the Class C ADSs converted therefor. If the cashless conversion were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ADSs would be treated as commencing on the date of conversion of the Class C ADSs or the day following the date of conversion of the Class C ADSs. Further, under certain conditions, the Company has the right to redeem Class C ADSs for cash or for Class A ADSs. If the Class C ADSs are redeemed for Class A ADSs, the tax consequences of such redemption generally will be similar to those of a cashless conversion as discussed above.

Due to the uncertain nature of the U.S. federal income tax treatment of the Class C ADSs, there is no assurance that a conversion of Class C ADSs or redemption of Class C ADSs for Class A ADSs would be treated as described above, and it is possible the IRS or a court of law could take a position that such a conversion or redemption for Class A ADSs should be treated as part of a taxable exchange in which gain or loss would be recognized. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a conversion of Class C ADSs or redemption of Class C ADSs for Class A ADSs.

b)	Class C ADS Treated as Warrants

The following section assumes that the Class C ADSs are treated as warrants exercisable for Class A common stock, notwithstanding the Company’s position that the Class C ADSs are treated as stock.

i.	Sale, Exchange, Redemption or Other Taxable Disposition of Class C ADSs

If the Class C ADSs are treated as warrants for U.S. federal income tax purposes, then the consequences of a sale, exchange, redemption or other taxable disposition of a Class C ADSs are the same as described above under the heading “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs.”

ii.	Conversion of a Class C ADS

If Class C ADSs are treated as warrants exercisable for Class A ADSs for U.S. federal income tax purposes, subject to the PFIC rules discussed below subject to the discussion below under “—Passive Foreign Investment Company Rules,”, and except as discussed below with respect to a cashless conversion, a U.S. Holder generally will not recognize gain or loss upon the conversion of a Class C ADS to Class A ADSs. A U.S. Holder’s tax basis in Class A ADSs received upon conversion of Class C ADSs generally should be an amount equal to the sum of (i) the U.S. holder’s tax basis in the Class C ADSs exchanged therefor and (ii) the conversion price. The U.S. Holder’s holding period for Class A ADSs received upon conversion of Class C ADSs will begin on the date following the date of conversion (or possibly the date of conversion) of the Class C ADSs and will not include the period during which the U.S. Holder held the Class C ADSs. If a Class C ADS is not converted to a Class A ADS prior to the applicable expiration date (a “conversion expiration”), a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the Class C ADS.

If the Class C ADSs are treated as warrants for U.S. federal income tax purposes, the tax consequences of a cashless conversion of a Class C ADS are not clear under current U.S. federal income tax law. If the cashless conversion is treated as tax-deferred, the consequences are as described in the section above titled “—Class C ADSs Treated as Stock.”

It is also possible that a cashless exercise of Class C ADS could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised Class C ADSs treated as surrendered to pay the exercise price of the Class A ADSs (the “surrendered Class C ADSs”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered Class C ADSs in an amount generally equal to the difference between (i) the fair market value of the Class C ADSs deemed surrendered and (ii) the U.S. Holder’s tax basis in the surrendered Class C ADSs. In this case, a U.S. Holder’s tax basis in the Class A ADSs received would equal the U.S. Holder’s tax basis in the Class C ADSs converted (meaning, the Class C ADSs disposed of by the U.S. Holder in the cashless conversion, other than the surrendered Class C ADSs) and the exercise price of such Class C ADSs. It is unclear whether a U.S. Holder’s holding period for the Class A ADSs would commence on the date of the conversion of the Class C ADSs or the day following the date of exercise of the Class C ADSs.

Further, under certain conditions, the Company has the right to redeem Class C ADSs for cash or for Class A ADSs, as discussed in the sections titled “—Redemption of Class C Shares for Cash,” and “—Redemption of Class C Shares for Class A ADSs,” respectively. If the Class C ADSs are redeemed for cash, the tax consequences generally will be as described in the section titled “—Sale, Exchange, Redemption or Other Taxable Disposition of Class A ADSs.”

If the Class C ADSs are redeemed for Class A ADSs, the tax consequences of such redemption generally will be similar to those of a cashless conversion as discussed above. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be approved by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of the cashless conversion of Class C ADSs.

Possible Constructive Distributions

The terms of each Class C ADS provide for an adjustment to the number of Class A ADSs for which a Class C ADS may be exercised or converted, or to the exercise or conversion price of a Class C ADS in certain events, as discussed in the section entitled “Description of Company Share Capital and Articles of Association— Class C Shares.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Class C ADS would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases such U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of the Class A ADSs that would be obtained upon exercise or conversion) as a result of a distribution of cash to the holders of Class A ADSs which is taxable to the U.S. Holders of such Class A ADSs as described under “—Distributions on Class A ADSs” above. Such constructive distributions would be subject to tax as described under that section in the same manner as if the U.S. holder received a cash distribution from the Company equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ADS could be materially different from that described above if the Company is treated as a passive foreign investment company, or “PFIC”, for U.S. federal income tax purposes. A PFIC is any non-U.S. corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such non-U.S. corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, royalties and certain rents. The determination of whether a non-U.S. corporation is a PFIC is based upon the composition of such non-U.S. corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock), and the nature of such non-U.S. corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

Based on the projected composition of the Company’s income and assets (including the income and assets of each subsidiary for which the Company owns, directly or indirectly, 25% or more (by value) of its stock), the Company does not believe it was classified as a PFIC for its most recent taxable year ended on December 31, 2022, and does not expect to be classified as a PFIC for its current taxable year or, to the best of its current estimates, for subsequent taxable years. However, the application of the PFIC rules is subject to uncertainty as the composition of the Company’s income and assets may change in the future and, therefore, no assurances can be provided that the Company will not be a PFIC for the current taxable year or in a future year.

If the Company is or becomes a PFIC during any year in which a U.S. Holder holds ADSs and such U.S. Holder does not make a mark-to-market election, as described below, the U.S. Holder will be subject to special tax rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of its ADSs, and (ii) any “excess distributions” it receives on its Class A ADSs (generally, any distributions in excess of 125% of the average of the annual distributions on Class A ADSs during the preceding three years or the U.S. Holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which the U.S. Holder held its ADSs;

•	the amount allocated to the current taxable year will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

In lieu of being subject to the special tax rules discussed above with regard to its Class A ADSs, a U.S. Holder may make a mark-to-market election with respect to its ADSs and with respect to its Class C ADSs if treated as stock. A U.S. Holder may make a mark-to-market election if such shares are treated as “marketable stock.” A mark-to-market election is not available with respect to the Class C ADSs if they are treated as warrants. The ADSs generally will be treated as marketable stock if they are regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a qualified non-U.S. exchange or other market (within the meaning of the applicable Treasury Regulations). Although the ADSs are expected to be listed on Nasdaq, no assurance can be given that the ADSs will be “regularly traded” for purposes of the mark-to-market election. The Company currently does not intend to provide information necessary for U.S. Holders to make a “qualified electing fund” election which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If the Company is classified as a PFIC for any taxable year, a U.S. Holder of ADSs will be required to file an annual report on IRS Form 8621. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

U.S. Holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding ADSs in the event that the Company is considered a PFIC in any taxable year.

Additional Reporting Requirements

U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions (including an exception for ADSs held in accounts maintained at certain financial institutions). An interest in ADSs constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to the ownership and disposition of ADSs.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.- related financial intermediaries are subject to information reporting and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Material United Kingdom Tax Considerations

The following is intended as a general guide to current United Kingdom tax law and HMRC published practice applying as at the date of this prospectus (both of which are subject to change at any time, possibly with retrospective effect) relating to (i) the United Kingdom withholding tax implications of dividends paid by the Company in respect of Class A Shares and Class C Shares and (ii) the United Kingdom stamp duty and SDRT implications of transfers of, and agreements to transfer, ADS. It does not constitute legal or tax advice and does not purport to be an analysis of any other United Kingdom tax considerations relating to the acquisition, holding or disposing of ADS or any other shares or securities that may be issued by the Company from time to time.

THESE PARAGRAPHS ARE A SUMMARY OF MATERIAL UNITED KINGDOM TAX CONSIDERATIONS AND ARE INTENDED AS A GENERAL GUIDE ONLY. IT IS RECOMMENDED THAT ALL HOLDERS OF ADS OBTAIN ADVICE AS TO THE CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ADS IN THEIR OWN SPECIFIC CIRCUMSTANCES FROM THEIR OWN TAX ADVISORS.

Dividend Withholding Tax

Dividends paid by the Company in respect of Class A Shares and Class C Shares should not be subject to any withholding or deduction for or on account of United Kingdom income tax.

Stamp Duty and Stamp Duty Reserve Tax—Transfers of ADS

The statement in this section assumes that the ADS are held at all relevant times through the clearance service facilities of DTC and that all transfers of the ADS take place in paperless form without the creation of any written instrument of transfer. This section does not consider the implications of transfers of, or agreements to transfer, any Company securities held in certificated form.

No SDRT should be required to be paid on a paperless transfer of ADS through the clearance service facilities of DTC, provided that DTC has not made an election under section 97A of the United Kingdom Finance Act 1986, and such ADS are held through DTC at the time of any agreement for their transfer.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are incorporated and currently existing under the laws of England and Wales. In addition, certain of our directors and officers reside outside of the United States and most of the assets of our non-U.S. subsidiaries are located outside of the United States. As a result, it may be difficult for investors to effect service of process on us or those persons in the United States or to enforce in the United States judgments obtained in United States courts against us or those persons based on the civil liability or other provisions of the United States securities laws or other laws.

In addition, uncertainty exists as to whether the courts of England and Wales would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liabilities provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in England and Wales against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Alston & Bird LLP and Alston & Bird (City) LLP that there is currently no treaty between: (i) the United States; and (ii) England and Wales providing for reciprocal recognition and enforcement of judgments of United States courts in civil and commercial matters (although the United States and the UK are both parties to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the United States securities laws, would not be automatically enforceable in England and Wales. We have also been advised by Alston & Bird LLP and Alston & Bird (City) LLP that any final and conclusive monetary judgment for a definite sum obtained against us in United States courts would be treated by the courts of England and Wales as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•	the relevant U.S. court had jurisdiction over the original proceedings according to English conflicts of laws principles at the time when proceedings were initiated;

•

the courts of England and Wales had jurisdiction over the matter on enforcement and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process;

•	the U.S. judgment was final and conclusive on the merits in the sense of being final and unalterable in the court that pronounced it and being for a definite sum of money;

•

the judgment given by the courts was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations (or otherwise based on a U.S. law that the courts of England and Wales consider to relate to a penal, revenue or other public law);

•	the judgment was not procured by fraud;

•	recognition or enforcement of the judgment in England and Wales would not be contrary to public policy or the Human Rights Act 1998;

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice;

•

the U.S. judgment was not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained and not being otherwise in breach of Section 5 of the UK Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under Section 1 of that Act;

•	there is not a prior decision of the courts of England and Wales or the court of another jurisdiction on the issues in question between the same parties; and

•	the English enforcement proceedings were commenced within the limitation period.

Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in England and Wales.

If the courts of England and Wales give a judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. These methods generally permit the courts of England and Wales discretion to prescribe the manner of enforcement. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is or becomes subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Also note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in England unless the subject of the counterclaim was in issue and denied in the U.S. proceedings. It should also be noted that in the courts system of England and Wales the usual rule is that the losing party is ordered to pay the legal costs of the litigation that were incurred by the successful party. These costs are assessed by the courts of England and Wales at the conclusion of the litigation.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the possible offer and sale of securities registered under this registration statement, all of which are to be paid by us. With the exception of the SEC Filing Fee, all amounts are estimates. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

US Securities and Exchange Commission Filing Fee	$147,600.00
FINRA Filing Fee	(1)
Legal fees and expenses	(1)
Accountants’ fees and expenses	(1)
Printing Expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous costs	(1)
Total	(1)

(1)	These amounts cannot be estimated at this time and will be provided in an applicable prospectus supplement.

MATERIAL CHANGES

As previously disclosed in the 2022 Annual Report, in connection with the preparation of Polestar’s financial statements as of the year ended December 31, 2022, management concluded that there were several material weaknesses in internal control over financial reporting as of December 31, 2022.

In connection with the preparation of Polestar’s unaudited financial statements for the quarter ended June 30, 2023, management identified an additional material weakness in Polestar’s internal control over financial reporting related to its current versus non-current classification of its liability to repurchase vehicles sold under its sales of vehicles with repurchase obligations arrangements.

As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Polestar’s annual or interim financial statements will not be prevented or detected on a timely basis.

As with the Company’s other material weaknesses, the Company has developed a remediation plan, including designing and implementing enhanced controls around review of repurchase obligation classification, and providing additional and continuing training for employees to ensure information is appropriately communicated to all relevant personnel in connection with SEC filings and/or the preparation of our consolidated financial statements,

The Company is continuously actively engaging in remediation efforts towards remediating its existing material weaknesses. See the Risk Factors related to material weaknesses and Item 15 in the 2022 Annual Report. While we believe that these efforts will improve our internal control over financial reporting, the implementation of these measures is ongoing and will require validation and testing of the design and operating effectiveness of internal controls over a sustained period of financial reporting cycles. Due to this ongoing testing, we cannot provide assurance that the measures we have taken to date, and are continuing to implement, will be sufficient to remediate the material weakness we have identified or avoid potential future material weaknesses. If the steps we take do not correct the material weakness in a timely manner, we will be unable to conclude that we maintain effective internal control over financial reporting. Accordingly, there could continue to be a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis.

LEGAL MATTERS

The validity of our Class A and Class C-1 Shares shall be passed upon for us by Alston & Bird (City) LLP, as our counsel with respect to certain legal matters as to English law.

EXPERTS

The financial statements of Polestar Automotive Holding UK PLC incorporated by reference in this registration statement have been audited by Deloitte AB, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, while we expect to submit interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC.

The mailing address of Polestar’s principal executive office is Assar Gabrielssons Väg 9, 405 31 Gothenburg, Sweden and its telephone number is +1 (949) 735-1834. Polestar also maintains a website at https://www.polestar.com/us/. In this prospectus, the website addresses of the SEC and Polestar are provided solely for information and are not intended to be active links. Polestar is not incorporating the contents of the websites of the SEC and Polestar or any other entity into this prospectus.

$1,000,000,000

Ordinary Shares

American Depositary Shares

Preferred Stock

Warrants

Rights

Units

Prospectus

                    , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Subject to the Companies Act, and without prejudice to any indemnity to which he or she may otherwise be entitled, members of the registrant’s board of directors and its officers shall have the benefit of the following indemnification provisions in the registrant’s articles of association:

Current and former members of the registrant’s board of directors or officers (other than any person, whether or not an officer of the registrant or an associated company (as defined in the Companies Act), engaged by the registrant or an associated company as auditor) shall be indemnified for all costs, charges, losses, expenses and liabilities sustained or incurred by them in connection with their duties or powers in relation to the registrant, any associated company or any pension fund or employee share scheme of ours or an associated company and in relation to the registrant’s (or an associated company’s) activities as trustee of an occupational pension scheme, including any liability incurred in defending any criminal or civil proceedings in which judgement is given in his or her favor or in which he or she is acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her behalf or in connection with any application in which the court grants him or her relief from liability for negligence, default, breach of duty or breach of trust in relation to the registrant’s or its group’s affairs.

In the case of current or former members of the registrant’s board of directors, in compliance with the Companies Act, there shall be no entitlement to indemnification as referred to above for (i) any liability incurred to the registrant or any associated company, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the registrant’s board of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgement is given against the director and (v) any application for relief under the Companies Act in which the court refuses to grant relief to the director.

The registrant may provide any current or former director or officer with funds to meet expenditure incurred or to be incurred by them in connection with any proceedings or application referred to above and otherwise may take any action to enable any such relevant officer to avoid incurring such expenditure. Members of the registrant’s board of directors and its officers who have received payment from the registrant under the relevant indemnification provisions must repay the amount they received in accordance with the Companies Act or in any other circumstances that the registrant may prescribe or where the registrant has reserved the right to require repayment.

In addition, the registrant entered into deeds of indemnity with its directors, officers and certain members of Polestar Group’s senior management pursuant to which the registrant agrees to indemnify each such person in connection with threatened, pending or completed actions, suits or proceedings to which such person has been made a party or in which such person becomes involved.

Item 9.	Exhibits

A list of exhibits filed with this registration statement is set forth on the Exhibit Index and is incorporated herein by reference.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5) (i)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Schedule Form	Exhibit	Filing Date

1.1*	Form of Underwriting Agreement.

2.1	Business Combination Agreement, dated as of September 27, 2021, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.1	8/18/22

2.2	Amendment No. 1 to the Business Combination Agreement, dated as of December 17, 2021, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.2	8/18/22

2.3	Amendment No. 2 to the Business Combination Agreement, dated as of March 24, 2022, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.3	8/18/22

2.4	Amendment No. 3 to the Business Combination Agreement, dated as of April 21, 2022, by and among Gores Guggenheim Inc., Polestar Automotive Holding Limited, Polestar Automotive (Singapore) Pte. Ltd., Polestar Holding AB, Inc., Polestar Automotive Holding UK Limited and PAH UK Merger Sub Inc.	F-1/A	2.4	8/18/22

4.1	Articles of Association	20-F	1.1	4/21/23

4.2	ADS Deposit Agreement – Class A ADSs and Form of Class A American Depositary Receipt	20-F	2.1 and 2.2	4/21/23

4.3	ADS Deposit Agreement – Class C-1 ADSs and Form of Class C-1 Depositary Receipt	20-F	2.3 and 2.4	4/21/23

4.4*	Form of Warrant Agreement (including Warrant Certificate).

4.5*	Form of Unit Agreement.

5.1	Opinion of Alston & Bird (City) LLP.

23.1	Consent of Deloitte AB.

23.2	Consent of Alston & Bird (City) LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

107	Filing Fee Table

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gothenburg, Sweden, on October 10, 2023.

POLOESTAR AUTOMOTIVE HOLDING UK PLC

By:	/s/ Thomas Ingenlath
Thomas Ingenlath
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each of Thomas Ingenlath or Johan Malmqvist (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the SEC in connection with the registration under the Securities Act of the securities and any blue sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the blue sky laws or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and any registration statement in respect of the securities that is to be effective upon filing pursuant to Rule 462(b) and/or such other form or forms as may be appropriate to be filed with the SEC or under or in connection with any blue sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas Ingenlath Thomas Ingenlath	Chief Executive Officer & Director (Principal Executive Officer)	October 10, 2023

/s/ Johan Malmqvist Johan Malmqvist	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	October 10, 2023

/s/ Håkan Samuelsson Håkan Samuelsson	Director	October 10, 2023

/s/ Carla De Geyseleer Carla De Geyseleer	Director	October 10, 2023

/s/ Karen C. Francis Karen C. Francis	Director	October 10, 2023

/s/ Donghui (Daniel) Li Donghui (Daniel) Li	Director	October 10, 2023

/s/ Dr. Karl-Thomas Neumann Dr. Karl-Thomas Neumann	Director	October 10, 2023

Name	Title	Date

/s/ David Richter David Richter	Director	October 10, 2023

/s/ James Rowan James Rowan	Director	October 10, 2023

/s/ Zhe (David) Wei Zhe (David) Wei	Director	October 10, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Polestar Automotive Holding UK PLC in the United States, has signed this registration statement, on October 10, 2023.

Polestar Automotive USA Inc., Authorized Representative in the United States

By:	/s/ Michael Whittington
Name: Michael Whittington
Title: Director